Exhibit 10.17

Loan extension agreement

U.S. dollar lender (hereinafter referred to as Party A): Friend Sourcing Ltd, Hong Kong Business Registration Certificate Number: 69815975

U.S. dollar borrower (hereinafter referred to as Party B): Hong Kong Takung Art Co., Ltd., Hong Kong Business Registration Certificate Number: 60371506

Given:

1. Party A and Party B signed a loan contract in the amont of USD that is the equivalent of RMB 140,000,000 in July 2019.

2. On September 30, 2019, Party A successfully transferred a loan equivalent to RMB 140,000 in USD to Party B. Both parties agreed to regard September 30, 2019 as the official effective date of the contract.

3. The current loan contract has expired, and Party B can advance or postpone the repayment date with the prior consent of both parties in accordance with Article 3 of the above-mentioned "Loan Contract". And therefore Party B makes a request to Party A to further extend the loan period to April 1, 2021.

After full negotiation, and in accordance with the provisions of Article 3 of the aforementioned "Loan Contract" regarding the extension of the loan period, the two parties hereby agree as follows:

1. The extension of the principal loan period is further extended to April 1, 2021.

2. The renewal interest rate is 3% of the principal amount in USD equivalent to RMB14, 000,000, which is US$63,358, and shall be payable within 14 working days after signing the contract.

3. All other clauses of the above-mentioned "Loan Contract" remain unchanged.

This contract is in two copies, and Party A and Party B each hold one copy, both of which have the same effect.

This contract will take effect on September 30, 2020.

Lender (Party A): Friend Sourcing Ltd	September 30, 2020.
(Stamp)

Borrower (Party B): Hong Kong Takung Art Co., Ltd.	September 30, 2020.
(Stamp)